UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2016
Eagle Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 326-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

This Form 8-K/A amends the Form 8-K filed by Eagle Pharmaceuticals, Inc., or the Company, on April 21, 2016 in which the Company attached a presentation of the Company’s business model, products and product candidates that will be presented to various investors on April 21, 2016.  The Company is filing this Form 8-K/A for the sole purpose of providing a correction to pages 4 and 24 of the presentation.

A copy of the above referenced presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A. The information furnished pursuant to Item 7.01 of this current report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission. The furnishing of the information in this current report is not intended to, and does not, constitute a determination or admission by the Company that the information in this current report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Corrected presentation of the Company dated April 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.
Dated: April 21, 2016
	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrected presentation of the Company dated April 2016

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